EXHIBIT 99.1

PROLOGIS TO ACQUIRE CATELLUS IN $4.9 BILLION TRANSACTION

Combination of Companies Will Create an Unparalleled Industry Leader with Over
350 Million Square Feet of Distribution Space Worldwide and Land Positions to
Support $6.9 Billion of Potential Development

Denver, Colorado and San Francisco, California, June 6, 2005 – ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, and Catellus Development Corporation (NYSE: CDX), a leading real estate development company, announced today that their boards have unanimously approved a definitive merger agreement under which ProLogis will acquire all of the outstanding common stock of Catellus for a total consideration of approximately $4.9 billion, including assumed liabilities and transaction costs.

The combined company will offer the world’s largest network of distribution facilities and services, with over 350 million square feet in over 2,250 facilities owned, managed and under development in 75 markets in North America, Europe and Asia, as well as unparalleled land positions, supporting more than 100 million buildable square feet of potential development across its global markets.

Under the terms of the agreement, Catellus stockholders will be able to elect to receive either $33.81 per share in cash or 0.822 of a ProLogis common share for every share of Catellus, representing a premium of 16.1% over the closing price of Catellus shares on Friday, June 3, 2005. Under the terms of the agreement, 65% of the Catellus shares will be exchanged for ProLogis common shares and 35% of the Catellus shares will be exchanged for cash. Catellus stockholder elections will be prorated such that the merger consideration is fixed at 56.7 million ProLogis shares and $1.255 billion in cash, or $11.83 per Catellus share. The stock component of the consideration is expected to be tax-free to Catellus stockholders.

The transaction is expected to be accretive to ProLogis’ estimated 2006 Funds From Operations by approximately 3% to 5%. Among the key accretion drivers are ProLogis’ integration of Catellus’ development operations into ProLogis’ fund management business, as well as significant cost savings in general and administrative expenses.

Jeffrey H. Schwartz, ProLogis chief executive officer, said, “This transaction dramatically changes the landscape of the U.S. industrial real estate market by consolidating two of the largest industrial property developers in North America. The addition of Ted Antenucci, president of Catellus Commercial Development, and his team of experienced development professionals will enhance ProLogis’ North American development capabilities and, in turn, our growth potential and shareholder value.

“The transaction also supports strong development growth with Catellus’ quality land bank, including almost 30 million buildable square feet in the top six distribution markets. In the U.S., Catellus’ operating portfolio is a strong complement to our properties, being quite new with an average age of only 7.2 years and situated in outstanding locations in the premier distribution markets. As we integrate this acquisition, we will also continue to execute and build upon the international aspects of our strategy that position ProLogis to capitalize on the rapid growth in distribution opportunities worldwide,” Mr. Schwartz concluded.

Walter C. Rakowich, ProLogis president and chief operating officer, said, “Catellus’ significant presence in high-growth markets, strong occupancy levels, additional land and development capabilities, coupled with more rapid growth in our fund business, will accelerate ProLogis’ future earnings growth. By increasing the size and quality of our direct-owned pool of industrial properties, we create substantially more flexibility, enabling us to support further growth in our global development and fund business.”

Strong customer synergies also are expected to drive ProLogis’ continued expansion. Catellus customers tend to be large companies seeking newer, functional distribution centers, consistent with ProLogis’ targeted Focus 500 customers.

Nelson C. Rising, Catellus’ chairman and chief executive officer, said, “This transaction achieves all of our financial and business objectives and provides our shareholders with the potential for strong future appreciation. We believe this is an excellent way for our shareholders to realize the value of the platform we have built and to participate in the future growth of ProLogis as it expands its position as the premier global provider of distribution facilities. We look forward to working alongside the outstanding management team and professionals at ProLogis to accomplish our overarching goal of providing extraordinary value to our customers and to our shareholders.”

Ted Antenucci commented, “I am very pleased to be joining ProLogis to further build upon our market-leading position in industrial development. As well, we look forward to continuing several significant Catellus land development projects underway, including the redevelopment of the Robert Mueller Airport in Austin, Texas; Pacific Commons in Fremont, California; Los Angeles Air Force Base; and Enterprise Landing in Alameda, California. Further, the financial strength of the combined companies will allow us to expand these development activities, capitalizing on Catellus’ track record of enhancing shareholder value by applying its broad set of development skills to additional, similar, high-value opportunities, including military base closure redevelopments.”

Management and Governance
Following the closing of the transaction, Ted Antenucci will be named as President, Global Development for ProLogis. The board of the combined company will include twelve ProLogis members, in addition to Nelson Rising and one other Catellus board member to be designated prior to completing the transaction.

The merger with Catellus is subject to Catellus and ProLogis shareholder approval, as well as regulatory approvals and satisfaction of other customary closing conditions. The transaction is expected to be completed by the end of 2005.

Banc of America Securities acted as financial advisor and Mayer, Brown, Rowe & Maw LLP acted as legal counsel to ProLogis. Morgan Stanley acted as financial advisor and O’Melveny & Myers LLP acted as legal counsel to Catellus.

About ProLogis
ProLogis is a leading provider of distribution facilities and services with 310.8 million square feet (28.9 million square meters) in 2,043 distribution facilities owned, managed and under development in 75 markets in North America, Europe and Asia. ProLogis continues to expand the industry’s first and largest global network of distribution facilities with the objective of building shareholder value. The company expects to achieve this through the ProLogis Operating System® and its commitment to be ‘The Global Distribution Solution’ for its customers, providing exceptional facilities and services to meet their expansion and reconfiguration needs.

About Catellus
Catellus Development Corporation is a publicly traded real estate development company that began operating as a real estate investment trust effective January 1, 2004. The company owns and operates approximately 40.6 million square feet of predominantly industrial property in many of the country’s major distribution centers and transportation corridors. Catellus’ principal objective is sustainable, long-term growth in shareholder value, which it seeks to achieve by applying its strategic resources: a lower-risk/higher-return rental portfolio, a focus on expanding that portfolio through development, and the deployment of its proven land development skills to select opportunities where it can generate profits to recycle back into its core business.

Conference Call and Webcast ProLogis and Catellus will host a webcast and conference call with senior management to discuss the transaction on Monday, June 6, 2005, at 8:30 am Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page on the ProLogis website, http://ir.prologis.com. Interested parties also can participate in the conference call domestically by dialing (800) 946-0741 or internationally by dialing (719) 457-2649. Copies of the presentation related to the transaction webcast will be available from ProLogis’ website at http://ir.prologis.com or at Catellus’ website at www.catellus.com. The presentation related to the conference call also is available on the SEC’s website at www.sec.gov.

Replay Information
A replay of the conference call and webcast will be available after 10:30 am Eastern Time on Monday, June 6, 2005, through midnight Eastern Time on Thursday, June 30, 2005. For the replay, please dial (888) 203-1112 domestically or (719) 457-0820 internationally and enter the passcode 8114638. The webcast replay will be available in the “Presentations & Webcasts” section on the ProLogis website. A transcript of the call also will be available until June 30, 2005 in the “Presentations & Webcasts” section on the ProLogis website.

Contact Information For ProLogis:
Investor Relations	Media	Financial Media
Melissa Marsden	Rick Roth	Suzanne Dawson
303-576-2622	303-576-2641	Unden Alschuler & Kaplan, Inc
mmarsden@prologis.com	media@prologis.com	212-329-1420
sdawson@lakpr.com

For Catellus:
Investor Relations and Media
Margan Mitchell
415-974-4616
margan_mitchell@catellus.com

NOTE TO INVESTORS

ProLogis and Catellus will file a proxy statement/prospectus and other documents regarding the proposed merger described in this communication with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about ProLogis and Catellus and the proposed merger. A definitive proxy statement/prospectus will be sent to security holders of ProLogis and Catellus seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by ProLogis and Catellus with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of cost by directing a request to ProLogis, 14100 E. 35th Place, Aurora, Colorado, 80011, attention Investor Relations, (telephone 303-576-2690) or Catellus Development Corporation, 201 Mission Street, 2nd Floor, San Francisco, California, 94105, attention Investor Relations, (telephone 415-974-3781).

ProLogis and Catellus and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of ProLogis and Catellus in connection with the merger. Information about ProLogis and Catellus and their respective directors and officers can be found in the companies respective Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

Forward-Looking Statements
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. Because these statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis and Catellus operate, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact financial results. Forward-looking statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict. Actual operating results may be affected by changes in general economic conditions; increased or unanticipated competitive market conditions; changes in financial markets, interest rates and foreign currency exchange rates that could adversely affect cost of capital, ability to meet financing needs and obligations and results of operations; the availability of private capital; geopolitical concerns and uncertainties and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect financial condition and results of operations, refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors” in ProLogis’s Annual Report on Form 10-K/A #1 and Catellus’ Annual Report on Form 10-K for the year ended December 31, 2004.